EXHIBIT 10.1

10617 Kettering Drive, Suite 215, Charlotte, NC 28226

Poverty Dignified Restricted Stock Plan

Article 1 Purpose of the Plan

The purpose of the Plan is to advance the interests of Poverty Dignified Inc., (together with its successors and assigns, the “Corporation”), and its subsidiaries by enabling directors, officers, managers, employees or agents of, and advisors, independent consultants or contractors to, the Corporation or its subsidiaries, to acquire shares of common stock, .0001 par value per share (the “ Common Stock”), of the Corporation, thereby increasing their personal growth and success, and to provide a means of rewarding outstanding performance by such persons to the Corporation and its subsidiaries. Rewards to be granted under this Plan shall include restricted stock of the Corporation.

1.1	Administration of Plan. The Plan shall be administered by the Board of Directors (the “Board”) or a committee or committees appointed by, and consisting of two or more members of, the Board (the “Committee”). The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

If the Plan is administered by the Committee, the Board shall from time to time select a Chairman from among the members of the Committee. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee.

1.2	Interpretation. Except as otherwise expressly provided in the Plan, the Committee shall have all powers with respect to the administration of the Plan, including, without limitation, full power and authority to interpret the provisions of the Plan and any Award Agreement (as defined in this Plan), and to resolve all questions arising under the Plan. All decisions of the Board or the Committee, as the case may be, shall be conclusive and binding on all participants in the Plan.

Article 2 Shares Subject to Plan

2.1	Character of Shares. The shares of Common Stock issuable pursuant to any Award granted under the Plan shall be (i) authorized but unissued shares, (ii) shares of common stock held in the Corporation’s treasury, or (iii) a combination of the foregoing.

2.2	Participants’ Accounts. The Board or the Committee, as the case may be, shall establish and maintain adequate records to disclose the Participants and their respective Awards, the restrictions thereon, the stock certificates related thereto, and dividends or distributions payable or paid thereon, and votes taken with respect thereto, and such other matter as may be relevant to the proper administration of this Plan.

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2.2(a)	All cash dividends and other cash distributions paid in respect of Restricted Stock shall be credited to the account of the Participant and invested in Stock pursuant to the Corporation’s general dividend reinvestment program for shareholders of the Corporation. All such amounts and their proceeds shall be subject to the same restrictions on the same basis as the underlying Restricted Stock and shall be treated as Restricted Stock for all purposes of this Plan.

2.2(b)	Upon the occurrence of a forfeiture hereunder, all shares of Restricted Stock subject to the Award (including any Restricted Stock purchased with dividends paid on the underlying Restricted Stock) shall be retained by the Corporation.

Article 3 Eligibility

Awards may be granted under the Plan to persons who are employees or agents of, or independent consultants, contractors and/or advisors to, the Corporation or any of its subsidiaries and persons who are directors, officers or managers of the Corporation of any of its subsidiaries. Awards may be conditionally granted to persons who are prospective employees, directors, officers or managers or agents of, or independent consultants, advisors or contractors to, the Corporation or any of its subsidiaries, to take effect when such position is finalized.

Article 4 Grant of Awards

4.1	Awards may be granted under the Plan at any time and from time to time. Subject to the provisions of the Plan, the Board or the Committee, as the case may be, shall, in its discretion, determine: (i) the persons (from among the class of persons eligible to receive Awards under the Plan) to whom Awards shall be granted (the “Participants”); (ii) the time or times at which Awards shall be granted; (iii) the number of shares of common stock subject to each award; and (iv) the time or times when each award shall vest.

4.2	Each Award granted under the Plan shall be evidenced by a written agreement (an “Award Agreement”), containing such terms and conditions and in such form, not inconsistent with the Plan, as the Board or the Committee, as the case may be, in its discretion, provide. Each Award Agreement shall be executed by the Corporation and the Participant.

4.3	Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment by or service with the Corporation or any of its subsidiaries or interfere in any way with the right of the Corporation or any such subsidiary at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

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4.4	The date of grant of an Award under the Plan shall be the date as of which the Corporation and the Participant execute and deliver an Award Agreement; provided, however, that the grant shall in no event be earlier than the date as of which the Participant becomes an employee, officer, director or manager of, or independent consultant, advisor or contractor to, the Corporation of one of its subsidiaries.

Article 5 Specific Terms of Restricted Stock Awards

5.1	Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture, and other restrictions, if any as the Board or the Committee, as the case may be, may impose, which restrictions may lapse separately or in combination at such times, under such circumstances including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Board or the Committee, as the case may be, may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Board or the Committee, as the case may be). During the period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

5.2	Forfeiture. Except as otherwise determined by the Board or the Committee, as the case may be, at the time of the Award, upon termination of a Participant’s employment during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Board or the Committee, as the case may be, may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to the Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Board or the Committee, as the case may be, may in other cases waive in whole or in part the forfeiture of the Restricted Stock.

5.3	Certificates of Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Board or the Committee, as the case may be, shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Board or the Committee, as the case may be, may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

5.4	Dividends and Splits. Unless otherwise determined by the Board or the Committee, as the case may be, Common Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Stock or other property has been distributed.

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Article 6 Adjustments

Changes in Capital Structure If the shares of Common Stock are changed by reason of a split, reverse split or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Board or the Committee, as the case may be, shall make such adjustments in the number of shares of common stock with respect to which Awards may be granted under the Plan as shall be equitable and appropriate in order to make such Awards, as nearly as practicable, equivalent to such Awards immediately prior to such change. A corresponding adjustment increasing or decreasing the number and, if applicable, changing the class of shares of common stock allocated to each Award thereof outstanding at the time of such change shall likewise be made.

Article 7 Restrictions on Awards

Compliance with Securities Laws. No awards shall be granted and no shares of Common Stock shall be issued and delivered, unless and until the Corporation and/or the Participant shall have complied with all applicable laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such shares of Common Stock. As a condition of participating in the Plan, each Participant agrees to comply with all such laws, rules and regulations and agrees to furnish to the Corporation all information and undertakings as may be required to permit compliance with such laws, rules and regulations. The Board or the Committee, as the case may be, in its discretion may, as a condition to the grant of an Award require a Participant (i) to represent in writing that the shares of Common Stock received upon grant and/or exercise of an Award are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by the Corporation.

Article 8 Effective Date of Plan

This Plan shall become effective on the date that this Plan is approved by the Board, provided, however, that no Award shall be exercisable by a Participant unless and until the Plan shall have been approved by the stockholders of the Corporation in accordance with the provisions of the Corporation’s articles of incorporation and by-laws, which approval shall be obtained by a simple majority vote of the stockholders, voting either in person or by proxy, at a duly held stockholders’ meeting, or by written consent, within 12 months after the adoption of the Plan by the Board.

Article 9 Amendment of Plan

The Board may at any time modify and amend the Plan in any respect; provided, however, that the approval of a simple majority vote of the stockholders of the Corporation entitled to vote shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the Securities and Exchange Commission or regulations promulgated by the Treasury Department. No such amendment to the Plan shall affect the terms or provisions of any Award granted by the Corporation prior to the effectiveness of such amendment unless otherwise agreed to by the holder thereof.

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Article 10 Accounts and Statements

The Corporation shall maintain records of the shares of Common Stock held by each Participant and the details of each Award granted to the Participant.

Article 11 Withholding Taxes

Whenever under the Plan shares of Common Stock are to be delivered by a Participant upon grant of a Restricted Stock Award, the Corporation shall be entitled to require as a condition of delivery that the Participant remit or, in appropriate cases, agree to remit if and when due, an amount sufficient to satisfy any and all current or estimated future federal state and local income tax withholding obligations and/or the employee’s portion of any employment tax requirements relating thereto.

Article 12 Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board or the Committee, as the case may be, in its sole discretion.

Article 13 Governing Law

The validity and construction of the Plan, and the instruments evidencing the Awards granted hereunder, shall be governed by the laws of the State of Nevada.

In Witness Whereof, the Corporation has caused this Plan to be executed on this the ______ day of ____________ 2017.

Poverty Dignified, Inc.

By: _______________________________

Kevin Lowther, CEO

By: /s/ David Newman

David Newman, General Counsel and Tax Counsel

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